SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

SEAENA, INC.

Date of Report (Date of earliest event reported) December 12, 2006

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-29781 (Commission File Number)	65-0142472 (IRS Employer Identification No.)

1181 Grier Drive, Suite B, Las Vegas, Nevada 89119

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (702) 740-4616

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective December 12, 2006, Kevin Ryan advanced $1,096,443.13 to the registrant to enable it to pay off its loan from North Fork Bank. As a result of this loan payoff, North Fork Bank released a security interest in all of the assets of the registrant and the registrant’s subsidiaries, patents and applications for patents of Lazer-Tek Designs (the registrant’s wholly-owned subsidiary), and trademarks of Lazer-Tek Designs (the “Collateral”). In addition, the Bank released Marshall Butler and Kevin Ryan, officers, directors and principal shareholders of the registrant, from their personal guarantees for the repayment of the loan and pledges of certain securities they own as additional collateral.

The loan from Kevin Ryan is in the form of an additional advance on a promissory note dated May 31, 2006 in the amount of $882,500 that bears interest at 10% per annum (the “Ryan Note”). The Ryan Note, including the original balance and the additional advance, will be secured by a senior security interest in all of the registrant’s assets.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective December 13, 2006, Marshall Butler resigned as a director of the registrant. He did not resign because of a disagreement with the registrant.

Item 9.01	Financial Statements and Exhibits

Exhibits:

Regulation S-B Number	Document
10.1	Amended and Restated Promissory Note dated December 12, 2006 to Kevin T. Ryan
10.2	Security Agreement for the benefit of Kevin T. Ryan dated December 12, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAENA, INC.
December 26, 2006	By: /s/ Doug E. Lee Doug E. Lee President

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